Federated National Holding Company and Subsidiaries

EXHIBIT 32.1

STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Federated National Holding Company (the "Company") for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael H. Braun, Chief Executive Officer of the Company, certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael H. Braun
Michael H. Braun

 March 17, 2014

The foregoing certification is made solely for the purpose of 18 U. S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.